As filed with the Securities and Exchange Commission on August 5, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HUT 8 MINING CORP.
(Exact name of Registrant as specified in its charter)
British Columbia, Canada (Province or other Jurisdiction of Incorporation or Organization)	7374 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if applicable)
24 Duncan Street, Suite 500, Toronto, Ontario, M5V 2B8
(647) 256-1992
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Richard Aftanas Hogan Lovells US LLP 390 Madison Avenue New York, NY 10017 (212) 918-3000	Curtis Cusinato Bennett Jones LLP 3400 One First Canadian Place Toronto, Ontario M5X 1A4 (416) 863-1200

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):
A.   ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check the appropriate box below)

1.
☐   pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
SUBJECT TO COMPLETION, DATED AUGUST 5, 2022
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Hut 8 Mining Corp. at Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8, by telephone at 647 256-1992, and are also available electronically at www.sedar.com.
Short Form Base Shelf Prospectus
New Issue and/or Secondary Offering August   , 2022
HUT 8 MINING CORP.
Common Shares
Debt Securities
Subscription Receipts
Warrants
Convertible Securities
Units
Hut 8 Mining Corp. (the “Company” or “Hut 8”) may from time to time offer and issue the following securities: (i) common shares (“Common Shares”); (ii) unsecured debt securities (“Debt Securities”), which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series; (iii) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (iv) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); (v) securities convertible into or exchangeable for Common Shares and/or other securities of the Company (“Convertible Securities”); and (vi) securities consisting of more than one of the Common Shares, Debt Securities, Subscription Receipts, Warrants and/or Convertible Securities offered together as a unit (“Units”), or any combination thereof, at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains effective.
The Common Shares, Debt Securities, Subscription Receipts, Warrants, Convertible Securities and Units (any two or more being, “Securities”) offered hereby may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or a bankers’ acceptance rate, or to recognized market benchmark interest rates.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus, including as permitted under the WKSI Blanket Orders (as defined herein), will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. The offerings are subject to approval of certain legal matters on behalf of the Company by Bennett Jones LLP with respect to matters of Canadian law and by Hogan Lovells US LLP with respect to matters of U.S. law.
The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, offering price (in the event the offering is a fixed price distribution), manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the option of the holder, any exchange or conversion terms, and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, offering price, terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company, and any other specific terms; (iv) in the case of Warrants, the number of Warrants offered, offering price, terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other specific terms; (v) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other securities of the Company, and any other specific terms; and (vi) in the case of Units, the number of Units offered, offering price, terms of the underlying Common Shares, Debt Securities, Subscription Receipts, Warrants and/or Convertible Securities, and any other specific terms. One or more securityholders of the Company may also offer and sell Securities under this Prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “Secondary Offering by Selling Securityholders”.
This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Company, or any Selling Securityholders, may offer and sell the Securities to or through underwriters purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to the Company and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.
This Prospectus may qualify an “at-the-market distribution”. The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by the Company or any selling securityholders. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”)), unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
The issued and outstanding Common Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (“TSX”) under the trading symbol “HUT”. On August 4, 2022, the last trading day prior to the date of this Prospectus Supplement, the closing price per Common Share on Nasdaq was US$2.30 and on the TSX was C$2.96.
As of July 26, 2022, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders. See “Well-Known Seasoned Issuer”.
Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation relating to such Securities. See “Risk Factors”.
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
Prospective investors should be aware that the acquisition of the Securities may have tax consequences. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the discussion contained in this Prospectus under the headings “Certain Canadian and U.S. Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.
An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors”.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.
Note to Prospective U.S. Investors:
Any offering made in the United States pursuant to this Prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, Canada, that some of its officers and directors are residents of a foreign country, that some or all of the underwriters or experts that may be named in the registration statement on Form F-10 that includes this prospectus (the “Registration Statement”) may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforceability of Civil Liabilities” below.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Company’s business, financial condition, results of operations and prospects may have changed since such date.
Bill Tai, Alexia Hefti, and Rick Rickertsen, directors of the Company, each resides outside of Canada. Each such director has appointed the following agent for service of process in Canada:
Name of Person	Name and Address of Agent
Bill Tai	Hut 8 Mining Corp., Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8
Alexia Hefti	Hut 8 Mining Corp., Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8
Rick Rickertsen	Hut 8 Mining Corp., Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8
Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
The registered office of the Company is located at Suite 2500 Park Place 666 Burrard Street, Vancouver BC, Canada, V6C 2X8 and the corporate headquarters are located at Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8.

ABOUT THIS PROSPECTUS
Readers should rely only on the information contained or incorporated by reference in this Prospectus and should not rely only on certain parts of the information contained in this Prospectus to the exclusion of the remainder. The Company has not authorized anyone to provide the reader with different or additional information. If anyone provides you with additional, different or inconsistent information, including information or statements in articles about the Company or through other forms of media, readers should not rely on it. The information contained on www.hut8mining.com is not intended to be included in or incorporated by reference herein and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. The Company is not making an offer of the Securities described in this Prospectus in any jurisdiction in which the offering of such Securities is not permitted. Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, regardless of the time of delivery of this Prospectus or of any sale of the securities pursuant thereto. The Company does not undertake to update the information contained or incorporated by reference herein, except as required by applicable securities laws. Any market data or other industry forecasts used in this Prospectus or the documents incorporated by reference herein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable but the accuracy and completeness of such information is not guaranteed. The Company has not independently verified such information and does not make any representation as to the accuracy of such information.
NON-IFRS FINANCIAL MEASURES AND KEY METRICS
This Prospectus and the documents incorporated by reference herein and therein make reference to certain non-IFRS measures, including “EBITDA”, “EBITDA margin”, “Adjusted EBITDA”, “Adjusted EBITDA margin”, “Mining Profit”, and “Cost per Bitcoin”. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore not necessarily comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under IFRS. These non-IFRS measures and metrics are used to provide investors with supplemental measures of the Company’s operating performance and liquidity and thus highlight trends in the Company’s business that may not otherwise be apparent when relying solely on IFRS measures. The Company also believes that securities analysts, investors and other interested parties frequently use non-IFRS measures, including industry metrics, in the evaluation of companies in the Bitcoin industry. The Company also uses non-IFRS measures and industry metrics in order to facilitate operating performance comparisons from period to period, the preparation of annual operating budgets and forecasts and to determine components of executive compensation. For more information, see “Non-IFRS Measures” in the MD&A (as defined herein).
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s businesses, operations, plans and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: completion of an offering of the Securities; the intended use of proceeds from the offering of such Securities; expectations regarding future revenues, earnings, capital expenditures and operating and other costs; business strategy and objectives; market trends; the sufficiency of cash and working capital for future operating activities; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the Bitcoin industry generally; the anticipated timing for the receipt of licences; anticipated production capacity; and other events or conditions that may occur in the future.

Investors are cautioned that forward-looking information is not based on historical facts but instead is based on reasonable assumptions and estimates of management of the Company at the time they were made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors include, among others, risks relating to investing in the Securities; discretion in the use of proceeds; the Company’s ability to raise additional funds; there being no current market for the Securities; changes in the price of Bitcoin and other cryptocurrency risks; the Company’s ability to adapt to technological innovations; market instability due to the COVID-19 pandemic; the Company’s reliance on a limited number of key employees; and fluctuations in energy prices as well as the risk factors described under the heading “Risk Factors” in this Prospectus.
Risks involving the Securities and the Company are discussed under the heading “Risk Factors” in this Prospectus and in the AIF (as defined herein). Although the Company has attempted to identify important factors that could cause actual results to differ materially from statements contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. Forward-looking information is made as of the date given and the Company does not undertake any obligation to revise or update any forward-looking information other than as required by applicable law.
To the extent any forward-looking information in this Prospectus, including the documents incorporated by reference herein, constitutes “future-oriented financial information” or “financial outlooks” within the meaning of applicable Canadian securities laws, such information is used by the Company for budgeting and planning purposes and the reader is cautioned that this information may not be appropriate for any other purpose. The reader should not place undue reliance on such future-oriented financial information and financial outlooks. Future-oriented financial information and financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to the risks set out above.
ENFORCEABILITY OF CIVIL LIABILITIES
Hut 8 is incorporated under and governed by the Business Corporations Act (British Columbia). Most of the Company’s directors and officers reside principally in Canada, and the majority of its assets and all or a substantial portion of the assets of these persons is located outside the United States. As described below, the Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Company has filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
Certain of the Company’s officers and directors reside outside of Canada. Although the Company’s head and registered office is in Canada, it may not be possible for investors to effect service of process within Canada upon the Company’s directors or officers. In addition, it may not be possible to enforce against the Company or its directors or officers judgments obtained in courts in Canada predicated on the civil liability provisions of applicable securities laws of Canada.

FINANCIAL INFORMATION AND CURRENCY PRESENTATION
The financial statements of the Company incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are reported in Canadian dollars. All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated.
WELL-KNOWN SEASONED ISSUER
The securities regulatory authorities in each of the provinces and territories of Canada have adopted substantively harmonized blanket orders, including Ontario Instrument 44-501 — Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Company in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of July 26, 2022, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
WHERE YOU CAN FIND MORE INFORMATION
The Company files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available, from EDGAR at www.sec.gov, as well as from commercial document retrieval services. The Company’s Canadian filings are available on SEDAR at www.sedar.com.
The Company has filed with the SEC under the U.S. Securities Act of 1933, as amended, the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8, by telephone at 647-256-1992, and are also available electronically under the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. The filings of the Company through SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the management information circular of the Company dated April 29, 2022 with respect to an annual and special meeting of shareholders of the Company held on June 16, 2022;

(b)
the annual information form of the Company dated March 17, 2022 in respect of the fiscal year ended December 31, 2021 (“AIF”);

(c)
the audited consolidated financial statements of the Company and the notes thereto as at and for the fiscal years ended December 31, 2021 and 2020, together with the auditors’ report thereon;

(d)
the management’s discussion and analysis of the Company for the year ended December 31, 2021 (the “MD&A”);

(e)
the unaudited consolidated interim financial statements of the Company and the notes thereto as at and for the three months ended March 31, 2022 and 2021;

(f)
the management’s discussion and analysis of the Company for the three months ended March 31, 2022; and

(g)
the material change reports of the Company dated January 31, 2022 and February 21, 2022.

Any material change reports (excluding confidential material change reports), annual information forms, annual financial statements and the auditors’ report thereon and related annual management’s discussion and analysis, interim financial statements and related interim management’s discussion and analysis, information circulars, business acquisition reports, any news release issued by the Company that specifically states it is to be incorporated by reference in this Prospectus, and any other documents as may be required to be incorporated by reference herein under applicable Canadian securities laws which are filed by the Company with a securities commission or any similar authority in Canada after the date of this Prospectus, during the 25-month period this Prospectus remains valid, shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the Registration Statement, of which this Prospectus forms a part, if and to the extent, in the case of any report on Form 6-K, expressly provided in such document.
Upon new interim financial statements and related interim management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial statements and related interim management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related annual management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related annual management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the Company’s financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement containing the specific variable terms in respect of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
WHERE YOU CAN FIND MORE INFORMATION
The Company may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings. Each time the Company sells Securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
The Company files annual and quarterly financial information and material change reports and other material with the securities regulatory authorities in each of the provinces and territories of Canada. Prospective investors may read and download any public document that the Company has filed with the securities commissions or similar authorities in each of the provinces and territories of Canada on SEDAR at www.sedar.com.
GLOSSARY OF DEFINED TERMS
In this Prospectus, unless otherwise specified the following capitalized words and terms shall have the following meanings:
ASIC	An application-specific integrated circuit customized for Bitcoin mining.
Bitcoin	The peer-to-peer payment system and the digital currency of the same name which uses open source cryptography to control the creation and transfer of such digital currency.
Bitcoin Network	The network of computers running the software protocol underlying Bitcoin and which network maintains the database of Bitcoin ownership and facilitates the transfer of Bitcoin among parties.
Modular Container
Air-cooled mobile data centres used for the purpose of running diverse cryptographic hash functions in connection with the mining of digital assets, including all related specialized graphics processing unit rigs, associated housing and power supplies, and all required cabling, cooling units and other peripherals, as applicable.

Blockchain	A digital ledger in which Bitcoin or other digital asset transactions are recorded chronologically and publicly.
SUMMARY DESCRIPTION OF THE BUSINESS
Corporate Structure
The Company was incorporated under the laws of the province of British Columbia on June 9, 2011. The registered office of the Company is located at Suite 2500 Park Place 666 Burrard Street, Vancouver BC, Canada, V6C 2X8 and the corporate headquarters are located at Suite 500, 24 Duncan Street, Toronto, Ontario, Canada, M5V 2B8. The Company’s Common Shares are listed under the symbol “HUT” on the Nasdaq and TSX. At the close of business on August 4, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares as quoted by the Nasdaq and TSX was US$2.30 and C$2.96 respectively.

The Company has three wholly-owned subsidiaries: Hut 8 Holdings Inc., which was incorporated in British Columbia, Canada; Hut 8 Asset Management Inc., which was incorporated in Bridgetown, Barbados, and Hut 8 High Performance Computing Inc., which was incorporated in British Columbia (“Hut 8 HPC”). Hut 8 beneficially owns, or controls or directs, directly or indirectly, 100% of the voting common shares of the above-mentioned subsidiaries.
The following diagram illustrates the corporate structure and provides the name, the percentage of voting securities owned, directly or indirectly, by the Company and the jurisdiction of incorporation, continuance or formation of the Company’s subsidiaries. Unless the context otherwise requires, all references in this Prospectus to the “Company” refer to the Company and its subsidiary entities on a consolidated basis.
Business of the Company
The Company is a leading digital asset mining company with industrial scale operations in North America. The Company has one of the highest installed power capacity and hash rates in the industry and holds more self-mined Bitcoin than any other publicly listed digital asset mining company in the world.
The Company is committed to growing shareholder value by increasing the capacity and efficiency of Hut 8’s digital asset mining operations as well as the quantum and value of Hut 8’s Bitcoin holdings, combined with revenue diversification via the Company’s high performance computing operations and by deploying environmental, social and governance initiatives.
Hut 8 currently has two primary drivers of its income:
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Digital Asset Mining — the Company deploys advanced high-performance computing technologies across its data center operations to efficiently mine for block rewards and transaction fees on digital assets, currently primarily on the Bitcoin blockchain network.

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High Performance Computing Operations — the Company generates fiat-denominated revenue from third party customers via provision of value-added data centre, hosting, power, equipment repair and computing infrastructure services.

For additional information regarding the Company, its business and properties, please consult the AIF incorporated by reference herein, which has been filed on SEDAR and is available for review at www.sedar.com under the Company’s issuer profile.
Recent Developments
On April 19, 2022, the Company announced that it had entered into an agreement to purchase 960 MicroBT M31S+ miners from hosting client, TAAL. The miners are installed at the Medicine Hat Facility.

On June 21, 2022, the Company announced the appointment of Aniss Amdiss as Chief Legal Officer and Corporate Secretary.
CAPITALIZATION OF THE COMPANY
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company’s most recently filed financial statements, including, as required, any material change, and the effect of such material change, that will result from the issuance of Securities pursuant to such Prospectus Supplement.
SECONDARY OFFERING BY SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of a secondary offering by or for the account of certain Selling Securityholders. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:
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the name or names of the Selling Securityholders;

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the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

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the number or amount of Securities being distributed for the account of each Selling Securityholder;

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the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

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whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

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if the Selling Securityholder purchased any of the Securities in the 24 months preceding the date of the applicable Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities;

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if the Selling Securityholder acquired any of the Securities in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the Selling Securityholder in aggregate and on an average-cost-per-security basis;

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if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement; and

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all other information that is required to be included in the applicable Prospectus Supplement.

DESCRIPTION OF THE SHARE CAPITAL
The authorized capital of the Company consists of an unlimited number of Common Shares without par value. As of the close of business on August 3, 2022, the Company had issued and outstanding share capital consisting of 194,394,391 Common Shares, 480,000 stock options, 154,467 warrants recorded in equity, 15,160,001 warrants recorded as a financial liability, 3,590,365 restricted share units and 256,315 deferred share units.
USE OF PROCEEDS
The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities and will include reasonable detail of the principal purposes of the proposed use of net proceeds in accordance with the requirements of Section 4.2 of Form 44-101F1 — Short Form Prospectus (“Form 44-101F1”), as well as the business objectives expected to be accomplished using the net proceeds of such offering and each significant event that must occur to accomplish such business objective, including the cost thereof, in accordance with Section 4.7 of Form 44-101F1. The Company will not receive any proceeds from the sale of Securities by any Selling Securityholder.

The Company has negative cash flow from operating activities for the year ended December 31, 2021. To the extent that the Company has negative cash flow in any future period, certain of the net proceeds from an offering of Securities may be used to fund such negative cash flow from operating activities. Each applicable Prospectus Supplement will contain specific information concerning whether, and if so, to what extent, the Company will use the proceeds of the distribution to fund any anticipated negative cash flow from operating activities in future periods. See “Risks Factors — Negative Cash Flow from Operations”.
PLAN OF DISTRIBUTION
The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.
In connection with any offering of Securities, other than an “at-the-market distribution”, underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.
No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
DESCRIPTION OF SECURITIES
Common Shares
The Company is authorized to issue an unlimited number of Common Shares. As of close of business on 3, 2022, there were 194,394,391 outstanding Common Shares.
Holders of Common Shares are entitled to receive notice of and attend all meetings of the shareholders of Company and to one vote per Common Share on all matters upon which holders of Common Shares are entitled to vote at such meetings of shareholders.
The holders of Common Shares are entitled to receive dividends as and when declared by the Board. The Company has not paid dividends and currently intends to reinvest all future earnings to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on the Common Shares in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends and any other factors that the Board deems relevant. The Company is not bound or limited in any way to pay dividends in the event that the Board determined that a dividend was in the best interest of its shareholders. In addition, in the event of a liquidation, dissolution or winding-up or other distribution of assets among shareholders, the holders of Common Shares will be entitled to share pro rata in the distribution of the balance of the assets of the Company.
All of the Common Shares are fully paid and non-assessable and are not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.
Common Shares may be offered separately or together with Debt Securities, Subscription Receipts, Warrants or Convertible Securities. See “Units”.
Debt Securities
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus

Supplement. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to all Debt Securities.
Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for the applicable series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at the Company’s option;

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the covenants applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the denominations in which registered Debt Securities will be issuable;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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the currency in which the Debt Securities are denominated or the currency in which the Company will make payments on the Debt Securities;

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material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

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any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
Debt Securities may be offered separately or together with Common Shares, Subscription Receipts, Warrants or Convertible Securities. See “Units”.
Subscription Receipts
The following sets forth certain general terms and provisions of the Subscription Receipts. The specific terms of the Subscription Receipts as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to the Subscription Receipts as described in a Prospectus Supplement.
The Subscription Receipts will be issued under a subscription receipt agreement. The following sets forth certain general terms and provisions of the Subscription Receipts. The applicable Prospectus Supplement will include, where applicable, disclosure regarding: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company; (iv) the number of Common Shares and/or other securities of the Company that may be issued or delivered upon exchange of each Subscription Receipt; (v) certain material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (vi) any other material terms and conditions of the Subscription Receipts. Common Shares and/or other securities of the Company issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration. Prior to exercise, holders of Subscription Receipts will not have any of the rights of holders of Common Shares or other underlying securities issuable upon exercise of the Subscription Receipts.
Under the subscription receipt agreement, an original purchaser of Subscription Receipts may have a contractual right of rescission following the issuance of Common Shares and/or other securities of the Company issued or delivered to such purchaser upon exchange of Subscription Receipts, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender or deemed surrender of the Subscription Receipts, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.
Subscription Receipts may be offered separately or together with Common Shares, Debt Securities, Warrants or Convertible Securities. See “Units”.
Warrants
The following sets forth certain general terms and provisions of the Warrants. The specific terms of a series of Warrants as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to a given series of Warrants.
Each series of Warrants will be issued under a separate warrant indenture in each case between the Company and a warrant agent determined by the Company. The applicable Prospectus Supplement will include, where applicable, disclosure regarding: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of the Company purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) certain material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including transferability and adjustment terms and whether the Warrants will be listed on a stock exchange. Prior to exercise, holders of Warrants will not have any of the rights of holders of Common Shares or other underlying securities issuable upon exercise of the Warrants.
The Company will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.
Warrants may be offered separately or together with Common Shares, Debt Securities, Convertible Securities or Subscription Receipts. See “Units”.
Convertible Securities
The following sets forth certain general terms and provisions of the Convertible Securities. The specific terms of any Convertible Securities as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the Prospectus Supplement and this Prospectus, the Prospectus Supplement will prevail. As a result, the information in this section may not apply to Convertible Securities as described in this section.
The Convertible Securities will be convertible or exchangeable into Common Shares and/or other securities of the Company, and may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued.
Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Convertible Securities being offered thereby, which may include disclosure regarding: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other securities of the Company; (iv) the number of Common Shares and/or other securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; (viii) whether the Convertible Securities will be listed on any securities exchange; (ix) whether the Convertible Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (x) certain material Canadian tax consequences of owning the Convertible Securities; and (xi) any other material terms and conditions of the Convertible Securities.
Convertible Securities may be offered separately or together with Common Shares, Debt Securities, Warrants and/or Subscription Receipts. See “Units”.
Units
Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. As a result, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.
The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.
CERTAIN CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS
Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian and U.S. federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities offered thereunder, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
Passive Foreign Investment Company (PFIC) Consequences
Special U.S. federal income tax rules apply to a U.S. taxpayer that holds, directly or indirectly, stock in a non-U.S. corporation classified as a passive foreign investment company, or “PFIC”, for U.S. federal income tax purposes. Generally, if for any taxable year 75% or more of the Company’s gross income is passive income, or at least 50% of the average quarterly value of the Company’s assets are held for the production of, or produce, passive income, the Company would be characterized as a PFIC for U.S. federal income tax purposes. The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the corporation from time to time and the nature of its activities. In addition, the treatment of cryptocurrency such as bitcoin for purposes of the PFIC rules is unclear. While not free from doubt, the Company believes it was not a PFIC in 2021. The tests to determine whether a company is a PFIC apply annually and a company’s status can change depending, among other things, on changes in the composition and relative value of its gross receipts and assets, changes in its operations and changes in the market value of its stock. Accordingly, no assurance can be provided by the Company that it will not become a PFIC in any future taxable year.
If the Company is a PFIC for any year during a U.S. taxpayer’s holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Common Shares or any so-called “excess distribution” received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective “qualified electing fund” election under Section 1295 of the Internal Revenue Code of 1986, as amended (a “QEF Election”), or, to a lesser extent, a mark-to-market election under Section 1296 of the Internal Revenue Code of 1986, as amended (a “Mark-to-Market Election”). However, U.S. taxpayers should be aware that we do not intend to supply U.S. taxpayers with information that such U.S. taxpayers require to report under the QEF Election rules, in the event that the Company is classified as a PFIC. A U.S. taxpayer who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. Each holder of Common Shares, whether current or in the future, who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of Common Shares.
PRIOR SALES
Information in respect of prior sales of the Common Shares and other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares or such other Securities within the previous 12-month period will be provided, as required, in the applicable Prospectus Supplement with respect to an issuance of Securities pursuant to such Prospectus Supplement. As of the date of this Prospectus, there are no securities of Hut 8 in escrow.

TRADING PRICE AND VOLUME
On August 4, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the Nasdaq and TSX was US$2.30 and C$2.96 respectively. Trading prices and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.
EARNINGS COVERAGE RATIOS
If the Company offers Debt Securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.
RISK FACTORS
An investment in the Securities is highly speculative and involves significant risks. Any prospective investor should carefully consider the risk factors and all of the other information set forth below and elsewhere in this Prospectus (including, without limitation, the AIF and the other documents incorporated by reference and subsequently incorporated by reference herein) before purchasing any of the Securities described in this Prospectus and those described in the Prospectus Supplement relating to a specific offering of Securities.
The risks described herein, in any applicable Prospectus Supplement, and in the documents incorporated by reference in this Prospectus are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also potentially materially and adversely affect its business.
Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the AIF.
No Market for Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units
There is no current market for any Debt Securities, Subscription Receipts, Warrants, Convertible Securities or Units that may be offered. No assurance can be given that an active or liquid trading market for these Securities will develop or be sustained. If an active or liquid market for these Securities fails to develop or be sustained, the prices at which these Securities trade may be adversely affected. Whether or not these Securities will trade at lower prices may depend on many factors, including liquidity of these Securities, prevailing interest rates and the markets for similar securities, the market price of the Common Shares, general economic conditions, and the Company’s financial condition, historic financial performance and future prospects.
Change in Interest Rates
Prevailing interest rates will affect the market price or value of the Debt Securities. The market price or value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.
Broad Discretion in the Use of Net Proceeds
Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the Securities issued and outstanding from time to time to decline.
The COVID-19 outbreak has had a material impact on the Canadian and global economies and could have a material adverse impact on the Company’s business, financial condition and results of operations
The extent to which the outbreak of the novel coronavirus (COVID-19) impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the outbreak and the actions to contain the outbreak or treat its impact, among others. The Company may incur expenses or delays relating to such events outside of the Company’s control, which could have a material adverse impact on the Company’s business, operating results and financial condition.
The effects of COVID-19 and related measures and restrictions have negatively affected asset values and increased volatility in the financial markets, including the market price and volatility of Bitcoin and other digital assets. The extent to which any worsening or continuation of the pandemic may negatively impact the market price of Bitcoin and, in turn, the market price of the Company’s Securities, is uncertain and cannot be predicted. The realizable values of assets, liquidity and financial condition of the Company may be materially affected as a result, and the Company will continue to monitor the impact of the pandemic on its business.
The operations of the Company may be adversely impacted by COVID-19. In particular, COVID-19 has reduced the availability of and affected the timing of delivery of mining equipment. It has also reduced the mobility of the Company’s technical personnel and access to the Company’s data centres. Further, when mining equipment does become available, the Company anticipates that it may be subject to increased equipment costs and increased shipping costs, in each case attributable to supply chain disruption caused by COVID-19.
As the COVID-19 pandemic continues to develop, governments (at national, provincial and local levels), corporations and other authorities may continue to implement restrictions or policies that could adversely global capital markets, the global economy, the Bitcoin price and the Company’s share price.
Negative cash flow from operations
The Company had negative operating cash flow for the year ended December 31, 2021. While the Company expects that it will have positive cash flow from operating activities in future periods, to the extent that the Company has negative cash flow in any future period, the Company may be required to undertake additional financing activities to fund such negative cash flow from operating activities. There can be no assurance that the Company will be successful in obtaining additional financing, if needed.
If Bitcoin were determined to be an investment security, the Company could be required to register as an investment company.
The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. Although public statements by senior officials and the staff of the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (in its current form), such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.
The classification of Bitcoin as a security by the SEC could result in the Company being deemed to be an “investment company” under the U.S. Investment Company Act. Classification as an investment company under the U.S. Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of the Company’s operations, and the Company would be very constrained in the kind of business it could do as a registered investment company. Further, the Company would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the U.S. Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct the Company’s operations.
The Company incurs increased costs as a result of being a public company in the United States, and the Company’s management will be required to devote substantial time to United States public company compliance efforts.
As a public company in the United States, the Company incurs additional legal, accounting, reporting and other expenses that the Company would not incur as a public company solely in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of the Company’s business by diverting the attention of some of the Company’s senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting the Company’s ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing the Company’s business. Any of these effects could harm the Company’s business, results of operations and financial condition.
If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against the Company and its business may be adversely affected. As a public company in the United States, it is more expensive for the Company to obtain director and officer liability insurance, and the Company will be required to accept reduced coverage or incur substantially higher costs to continue its coverage. These factors could also make it more difficult for the Company to attract and retain qualified directors.
As a foreign private issuer, Hut 8 is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its shareholders.
The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the U.S. Securities Act, and is not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the U.S. Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although it is required to file or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.
As a foreign private issuer, the Company is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company will comply with the corresponding requirements relating to proxy statements and disclosure of material nonpublic information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, the Company is not required under the U.S. Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the U.S. Exchange Act.
In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company discloses the requirements it is not following and describes the Canadian practices it follows instead. The Company currently relies on this exemption with respect to requirements regarding the quorum for any meeting of its shareholders. The Company may in the future elect to follow home country practices in Canada with regard to other matters. As a result, the Company’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.
The Company may lose foreign private issuer status in the future, which could result in significant additional costs and expenses.
The Company may in the future lose its foreign private issuer status if a majority of its shares are held in the United States and it fails to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (1) a majority of its directors or executive officers are U.S. citizens or residents; (2) a majority of its assets are located in the United States; or (3) its business is administered principally in the United States. The regulatory and compliance costs to the Company under securities laws as a U.S. domestic issuer will be significantly more than the costs incurred as a Canadian foreign private issuer. If the Company were not a foreign private issuer, it would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose its ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.
Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of its shares or assets.
The Investment Canada Act (Canada) subjects an acquisition of control of the Company by a non-Canadian to government review if the value of the Company’s assets as calculated pursuant to the legislation exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be of net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their common shares.
It may be difficult to enforce civil liabilities in Canada under U.S. securities laws.
The Company was incorporated in Canada, and its corporate headquarters are located in Canada. A majority of the Company’s directors and executive officers reside or are based principally in Canada and the majority of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws. Canadian courts may refuse to hear a claim based on an alleged violation of U.S. securities laws against the Company or these persons on the grounds that Canada is not the most appropriate forum in which to bring such a claim. Even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law.
Investors’ expectations of the Company’s performance relating to Environmental, Social, and Governance (ESG) factors may impose additional costs and expose the Company to new risks.
There is an increasing focus from certain investors, employees and other stakeholders concerning corporate responsibility, specifically related to ESG factors. Some investors may use these factors to guide their investment strategies and, in some cases, may choose not to invest in the Company’s securities if they believe policies relating to corporate responsibility are inadequate, including if they believe the Company’s policies and goals are inadequate. The criteria by which companies’ corporate responsibility practices are assessed may change, which could result in greater expectations of the Company and cause the Company to undertake additional, possibly costly, initiatives to satisfy such new criteria. If the Company elects not to or is unable to satisfy such new criteria, investors may conclude that the Company’s policies with respect to corporate responsibility are inadequate. The Company may face reputational damage in the event that its corporate responsibility procedures or standards do not meet the standards set by various constituencies.
In addition, in the event that the Company communicates certain initiatives and goals regarding ESG matters, the Company could fail, or be perceived to fail, in its achievement of such initiatives or goals, or we could be criticized for the scope of such initiatives or goals. If the Company fails to satisfy the expectations of investors, employees and other stakeholders or the Company’s initiatives are not executed as planned, the Company’s reputation and financial results could be materially and adversely affected.
General Risks
Hut 8’s digital asset inventory may be exposed to cybersecurity threats and hacks
As with any other computer code, flaws in digital asset codes have been exposed by certain malicious actors. Several errors and defects have been found and corrected, including those that disabled some functionality for users and exposed users’ information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money have been rare.
If fees increase for recording transactions in the Blockchain, demand for Bitcoins may be reduced and prevent the expansion of the Bitcoin Network to retail merchants and commercial business, resulting in a reduction in the price of Bitcoins that could adversely affect an investment in the Company
As the number of Bitcoins awarded for solving a block in the Blockchain decreases, the incentive for miners to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. If miners demand higher transaction fees to record transactions in the Blockchain or a software upgrade automatically charges fees for all transactions, the cost of using Bitcoins may increase and the marketplace may be reluctant to accept Bitcoins as a means of payment. Existing users may be motivated to switch from Bitcoins to another digital currency or back to fiat currency. Decreased use and demand for Bitcoins may adversely affect their value and result in a reduction in the Bitcoin index price and the price of the Common Shares.
Reliance on a limited number of key employees
The success of Hut 8 is dependent upon the ability, expertise, judgment, discretion and good faith of a limited number of people constituting its senior management. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on Hut 8’s business, operating results or financial condition.
Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s operations
As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the ability of the Company to continue to operate.
The effect of any future regulatory change on the Company or any digital asset that the Company may mine is impossible to predict, but such change could be substantial and adverse to the Company. Investors may consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in Bitcoins.
Governments may, in the future, restrict or prohibit the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject digital asset mining companies to additional regulation. For example, on July 25, 2017, the SEC released an investigative report which indicates that the SEC would, in some circumstances, consider the offer and sale of Blockchain tokens pursuant to an initial coin offering subject to U.S. securities laws. Similarly, on August 24, 2017, the Canadian Securities Administrators published CSA Staff Notice 46-307 — Cryptocurrency Offerings, providing guidance on whether initial coin offerings, pursuant to which tokens are offered to investors, are subject to Canadian securities laws.
Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. By extension, similar actions by other governments, may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the Common Shares. Such a restriction could result in the Company liquidating its Bitcoin inventory at unfavorable prices and may adversely affect the Company’s shareholders.
Banks and other financial institutions may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment
A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. The Company also may be unable to obtain or maintain these services for Hut 8’s business. The difficulty that many businesses that provide Bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.
The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and securities depositories, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect Hut 8’s relationships with financial institutions and impede Hut 8’s ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on Hut 8’s ability to continue as a going concern or to pursue Hut 8’s new strategy at all, which could have a material adverse effect on Hut 8’s business, prospects or operations and harm investors.
The Company may face risks of internet disruptions, which could have an adverse effect on the price of cryptocurrencies.
A disruption of the internet may affect the use of cryptocurrencies and subsequently the value of the Company’s securities. Generally, cryptocurrencies and the business of mining cryptocurrencies is dependent upon the internet. A significant disruption in internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and Hut 8’s ability to mine cryptocurrencies.
The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain
Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company’s Bitcoin inventory. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.
As an alternative to fiat currencies that are backed by central governments, cryptocurrencies such as Bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Bitcoins either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in their market prices and adversely affect the Company’s operations and profitability.
The further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate
The use of cryptocurrencies to, among other things, buy and sell goods and services and complete other transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may adversely affect the Company’s operations. The factors affecting the further development of the industry, include, but are not limited to:
•
Continued worldwide growth in the adoption and use of cryptocurrencies;

•
Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

•
Changes in consumer demographics and public tastes and preferences;

•
The maintenance and development of the open-source software protocol of the network;

•
The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•
General economic conditions and the regulatory environment relating to digital assets; and

•
Consumer sentiment and perception of Bitcoins specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on Hut 8’s ability to pursue its business strategy or continue as a going concern, which could have a material adverse effect on the Company’s business, prospects or operations as well as potentially negative effect on the value of any Bitcoin or other cryptocurrencies the Company mines or otherwise acquire or hold for the Company’s own account, which would harm investors in the Company’s securities.
The Company may fail to anticipate or adapt to technology innovations in a timely manner, or at all
The blockchain and telecommunications markets are experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in the Company’s products becoming obsolete at sudden and unpredictable intervals. To maintain the relevancy of the Company’s products, the Company has actively invested in product planning and research and development. The process of developing and marketing new products is inherently complex and involves significant uncertainties. There are a number of risks, including the following:
(a)
the Company’s product planning efforts may fail in resulting in the development or commercialization of new technologies or ideas;

(b)
the Company’s research and development efforts may fail to translate new product plans into commercially feasible products;

(c)
the Company’s new technologies or new products may not be well received by consumers;

(d)
the Company may not have adequate funding and resources necessary for continual investments in product planning and research and development;

(e)
the Company’s products may become obsolete due to rapid advancements in technology and changes in consumer preferences; and

(f)
the Company’s newly developed technologies may not be protected as proprietary intellectual property rights.

Any failure to anticipate the next-generation technology roadmap or changes in customer preferences or to timely develop new or enhanced products in response could result in decreased revenue and market share. In particular, the Company may experience difficulties with product design, product development, marketing or certification, which could result in excessive research and development expenses and capital expenditure, delays or prevent the Company’s introduction of new or enhanced products. Furthermore, the Company’s research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand.
The Company may enter into transactions under which it is an unsecured lender of Bitcoin
From time to time, the Company may generate income from Bitcoin lending arrangements. The lending arrangements may be subject to the prior claims of any secured creditors to the extent of the value of the assets securing such indebtedness. In the event a borrower under one of our Bitcoin lending arrangements experiences a bankruptcy, liquidation, reorganization or other winding up, assets that secure the debt will be available to pay obligations on the loan only after all debt secured by those assets has been repaid in full. If there are insufficient assets remaining to pay all of a borrower’s creditors, all or a portion of the loans then outstanding would remain unpaid.
Hut 8 Digital Asset Risks
Risks of security breaches
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin exchange market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Company’s business operations or result in loss of the Company’s assets. Any breach of the Company’s infrastructure could result in damage to the Company’s reputation and reduce demand for the Common Shares, resulting in a reduction in the price of the Common Shares. Furthermore, the Company believes that if its assets grow, it may become a more appealing target for security threats, such as hackers and malware.
The Company believes that the security procedures used by its partners and providers utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to, or accessible from, the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Company’s Bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by Hut 8.
The security procedures and operational infrastructure of the Company and its partners and providers may be breached due to the actions of outside parties, error or malfeasance of an employee of the Company or its partners and providers, or otherwise, and, as a result, an unauthorized party may obtain access to the Company’s Bitcoin account, private keys, data or Bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of the Company or its partners and providers to disclose sensitive information in order to gain access to the Company’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event, and often are not recognized until launched against a target, the Company may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Company’s Bitcoin account occurs, the market perception of the effectiveness of the Company could be harmed.
Fluctuation of Bitcoin price and expected economic returns on Bitcoin mining activities
The price of Bitcoin is volatile. Fluctuation in the price of Bitcoin may significantly affect the Company’s results of operations and financial condition; in particular, a significant drop in Bitcoin price may have a material adverse effect on the Company’s results of operations. During 2020, global financial markets experienced a period of sharp decline and volatility due in large part to the real and perceived economic impact of the novel coronavirus (COVID-19) pandemic. Any such economic downturn, either short-term or prolonged, could impact the Bitcoin market as well. Bitcoin price fluctuated significantly in the past few years, which resulted in a corresponding fluctuation in the Company’s results of operations. The Company expects that the Bitcoin price may continue to fluctuate in the future, and as such, the Company would expect to continue to experience a significant corresponding fluctuation in the Company’s results of operations.
There is no assurance that Bitcoins will maintain their long-term value in terms of future purchasing power or that the acceptance of Bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow.
The Bitcoin daily reward halves approximately every four years
The difficulty of Bitcoin mining, or the amount of computational resources required for a set amount of reward for recording a new block, directly affects the Company’s results of operations. Bitcoin mining difficulty is a measure of how much computing power is required to record a new block, and it is affected by the total amount of computing power in the Bitcoin Network. The Bitcoin algorithm is designed so that one block is generated, on average, every ten minutes, no matter how much computing power is in the network. Thus, as more computing power joins the network, and assuming the rate of block creation does not change (remaining at one block generated every ten minutes), the amount of computing power required to generate each block and hence the mining difficulty increases. In other words, based on the current design of the Bitcoin Network, Bitcoin mining difficulty would increase together with the total computing power available in the Bitcoin Network, which is in turn affected by the number of Bitcoin mining machines in operation. For example, Bitcoin mining difficulty would increase based on increases in the total computing power available in the Bitcoin Network, which is in turn affected by the number of Bitcoin mining machines in operation. From January 2017 to December 2019, Bitcoin mining difficulty increased by approximately 35 times, according to Blockchain.info.
In May 2020, the Bitcoin daily reward halved from 12.5 Bitcoin per block, or approximately 1,800 Bitcoin per day, to 6.25 Bitcoin per block, or approximately 900 Bitcoin per day. This halving may have a potential impact on the Company’s profitability at the reward level of 6.25 coins. Based on the fundamentals of Bitcoin mining and historical data on Bitcoin prices and the network difficulty rate after a halving event, it is unlikely that the network difficulty rate and price would remain at the current level when the Bitcoin rewards per block are halved. The Company believes that although the halving would reduce the block reward by 50%, other market factors such as the network difficulty rate and price of Bitcoin would change to offset the impact of the halving sufficiently for the Company to maintain profitability. Nevertheless, there is a risk that a halving will render the Company unprofitable and unable to continue as a going concern.
Exposure to hash rate and network difficulty
The hash rate in the Bitcoin Network is expected to increase as a result of upgrades across the industry as Bitcoin miners use more efficient chips. As the hash rate increases, the Bitcoin mining difficulty will increase in response to the increase in computing power in the network. This may make it difficult for the Company to remain competitive. The effect of increased computing power in the network combined with fluctuations in the Bitcoin price could have a material adverse effect on the Company’s results of operations and financial condition.
In order for the Company to maintain its competitive position under such circumstances, the Company would need to increase its total hash rate by acquiring and deploying more mining machines, including new miners with higher hash rates. If the Company is not able to acquire and deploy additional miners on a timely basis, and scale and increase the power supply at newly acquired sites, including its North Bay, Ontario site, the Company’s proportion of the overall network hash rate will decrease and the Company will have a lower chance of solving new blocks which will have an adverse effect on the Company’s business and results of operations.
Bitcoin mining is capital intensive
Remaining competitive in the Bitcoin mining industry requires significant capital expenditure on new chips and other hardware necessary to increase processing power as the Bitcoin Network difficulty increases. If the Company is unable to fund its capital expenditures, either through its revenue stream or through other sources of capital, the Company may be unable to remain competitive and experience a deterioration in its result of operations and financial condition.
Limitation of liability in commercial agreements
Hut 8’s commercial agreements may limit the ability of the Company to recover losses relating to its Bitcoins. Under these agreements, some service providers and parties are not liable for any special, incidental, indirect, intangible, or consequential damages arising out of, or in connection with, among other things, the terms of the agreements or performance thereunder. Further, it may be the case that in no event will the aggregate liability pursuant to these agreements hold a party liable for any loss or damage exceeding the fees paid or payable to the party by the Company during a period immediately preceding the incident giving rise to such liability. Notwithstanding the foregoing, the liability of a party may not be limited in respect of direct damages arising from, or in any way related to, the fraud, willful misconduct or gross negligence of the party in question.
The Company may be unable to obtain additional financing on acceptable terms or at all
The continued development of the Company will require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company’s business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution. The Company will require additional financing to fund its operations until positive cash flow is achieved.
Cryptocurrency mining consumes a significant amount of energy to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to the Company’s mining operations. There can be no assurance that the Company’s operations will not be affected by power shortages or an increase in energy prices in the future. In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond the control of the Company’s customers. Energy prices have recently experienced significant volatility and there can be no assurance that they will not increase significantly. Further, the Company may experience power shortages due to seasonal variations in the supply of power. Power shortages, power outages or increased power prices could have a material adverse effect on the Company’s business, results of operations and financial condition.
Supply chain disruption
As the technology evolves, the Company may be required to acquire more technologically advanced mining software and other required equipment to operate the Company effectively and remain competitive in the market. Disruption to the Company’s supply chain could prevent it from acquiring this software and any other required equipment that it needs to operate the Company and remain competitive, which could have a material adverse effect on the Company’s business, results of operations and financial condition. As new technological innovations occur, including in quantum computing, there are no assurances that the Company will be able to adopt or effect such new innovations, nor that the Company will be able to acquire new and improved equipment to stay competitive or that the existing software or other equipment of the Company will not become obsolete, uncompetitive or inefficient.
Increase in carbon taxes
Bitcoin mining is energy intensive and has a significant carbon footprint. Increases in the tax payable on carbon emissions related to the Company’s operations could significantly increase the Company’s cost of doing business and could have a material adverse effect on the Company’s business, results of operations and financial condition. While the Company currently uses wind power as a source of power for its existing operations, there are no assurances that the Company will be able to effectively and efficiently, or at all, source its power needs with cost efficient and reliable alternative renewable energy sources.
Mining of Bitcoin is subject to existing taxes and may be subject to new taxes
Where cryptocurrency has been acquired as a result of mining activities of a commercial nature, the Company is currently subject to certain applicable taxes by applicable government authorities and may be subject to certain new taxes imposed by various applicable governmental authorities, whether at the time the cryptocurrency is earned, as a service, or otherwise in connection with the operations the Company currently undertakes or may in the future undertake as part of its ongoing strategic plan. There are no assurances that any such taxes will not have a material adverse impact on the Company’s business, results of operations and financial condition.

Data Centre Business Risks
The failure to successfully integrate the Data Centre Business and operations in the expected time frame may adversely affect the Company’s future results.
The Company believes that the acquisition of the cloud and colocation data centre business (the “Data Centre Business”) from TeraGo Inc. will result in certain benefits, including a diversified revenue profile, drive the expansion of its customer base, and operational efficiencies. However, to realize these anticipated benefits, the Data Centre Business must be successfully integrated. The success of the acquisition will depend on the Company’s ability to realize these anticipated benefits from combining the businesses of the Data Centre Business and the Company. The Company may fail to realize the anticipated benefits of the acquisition for a variety of reasons, including the following:
•
failure to successfully manage relationships with customers, distributors and suppliers;

•
revenue attrition in excess of anticipated levels;

•
failure to leverage the increased scale of the Company quickly and effectively;

•
potential difficulties integrating and harmonizing financial reporting systems;

•
the loss of key employees; and

•
the failure to combine service lines and offerings quickly and effectively.

The integration of the Data Centre Business may result in significant accounting charges that adversely affect the announced results of the Company.
The financial results of the Company may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the acquisition. In addition to the anticipated cash charges, significant non-cash restructuring charges and costs associated with the amortization of intangible assets are expected. The Company has not yet prepared pro forma financial statements that reflect the effects of the acquisition and, accordingly, the amount and timing of these possible charges are not yet known. The price of the Company’s Common Shares could decline to the extent the Company’s financial results are materially affected by the foregoing charges or if the foregoing charges are larger than anticipated.
The expected revenue attributed to the Data Centre Business may not be indicative of future performance and may adversely affect the Company’s future results.
The past revenues of the Data Centre Business may not be indicative of future performance from quarter to quarter or year to year and the operating results may not follow any past trends. The Data Centre Business currently has available capacity in its data centres, but there can be no assurance that the existing or future market demand will be sufficient to fill this capacity. Should the demand for cloud and data centre services decline or fail to increase, this may negatively affect the Company’s ability to capitalize on the Data Centre Business’s expected high operating leverage and may adversely affect the Company’s future financial performance.
Additionally, the weakening of the economy resulting in a decrease in the overall demand for telecommunications, data centre, or cloud services or otherwise affecting the capital investment levels of medium-sized and enterprise businesses may materialize and may adversely affect the Company’s business, financial results and the price of the Common Shares.
The Data Centre Business is expected to increase the Company’s exposure to cyber security threats.
The Data Centre Business’s network security, data centre security and the authentication of its customer credentials are designed to protect unauthorized access to data on its network and to its data centre premises. Because techniques used to obtain unauthorized access to or to sabotage networks (including DDoS attacks) change frequently and may not be recognized until launched against a target, the Company may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome the network security and obtain access to confidential, customer or employee data on the Data Centre Business’s network, including on a device connected to its network. An actual or perceived breach of network security or data centre security could harm public perception of the effectiveness of the Data Centre Business’s security measures, adversely affecting its ability to attract and retain customers, expose it to significant liability and adversely affect its business and revenue prospects.
The Data Centre Business leases the premises on which each of the physical data centres are located.
The data centres are located in leased premises and there can be no assurance that the Data Centre Business will remain in compliance with the leases, that the landlord will continue to support the operation of the data centre, and that the leases will not be terminated despite negotiation for long term lease periods and renewal provisions. Termination of a lease could have a material adverse effect on the Company’s business, results of operations and financial condition.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated August 1, 2022, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.
INTEREST OF EXPERTS
The following persons or companies whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company are named in this Prospectus as having prepared or certified a report, valuation, statement or opinion in this Prospectus.
Certain legal matters in connection with such offering of Securities will be passed upon on behalf of the Company by Bennett Jones LLP with respect to matters of Canadian law and by Hogan Lovells US LLP with respect to matters of U.S. law. As of the date hereof, the partners, counsel and associates of Bennett Jones LLP, as a group, own, directly or indirectly, in the aggregate, less than 1% of the outstanding Common Shares.
In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law.
Raymond Chabot Grant Thornton LLP are the current auditors of the Company and are independent of the Company in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Québec.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for the Common Shares in Canada is Computershare Trust Company of Canada, with a principal office at 100 University Avenue, North Tower, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1. The transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., with a principal office at 250 Royall Street, Canton, Massachusetts, 02021.
The Company’s independent auditor is Raymond Chabot Grant Thornton LLP, Suite 2000, 600 de la Gauchetière Street West, Montréal, Québec H3B 4L8.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from the Company’s directors and officers, as applicable; and (iii) the consent of Raymond Chabot Grant Thornton LLP. A copy of the form of indenture, warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
PURCHASERS’ STATUTORY RIGHTS AND CONTRACTUAL RIGHTS OF RESCISSION
Unless provided otherwise in an applicable Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
In addition, original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, upon surrender of the underlying securities, the amount paid for the applicable convertible, exchangeable or exercisable Securities (and any additional amount paid upon conversion, exchange or exercise) in the event that this Prospectus, the relevant Prospectus Supplement or any amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under Section 130 of the Securities Act (Ontario) or otherwise at law.
In an offering of Securities which are convertible, exchangeable or exercisable for other securities of the Company, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus, the relevant Prospectus Supplement or an amendment thereto is limited, in certain provincial and territorial securities legislation, to the price at which the Securities which are convertible, exchangeable or exercisable for other securities of the Company are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages, or consult with a legal adviser.
At-the-Market Distributions
Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of Securities distributed under an at-the-market distribution under this Prospectus by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of this Prospectus, the applicable Prospectus Supplement, and any amendment relating to any Securities purchased thereunder by such purchaser because this Prospectus, such Prospectus Supplement, and any amendment relating to the Securities purchased thereunder by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.
Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of Securities distributed under an at-the-market distribution under this Prospectus by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if this Prospectus, the applicable Prospectus Supplement, and any amendment relating to Securities purchased thereunder by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of this Prospectus referred to above.
A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.
Section 160 of the Business Corporations Act (British Columbia) (the “BCBCA”) authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.
Under the Registrant’s articles and subject to the provisions of the BCBCA, the Registrant must indemnify each director, former director, officer and former officer of the Registrant and his or her heirs and legal personal representatives against all judgments, penalties and fines awarded or imposed in, and amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such person and any of the heirs and legal personal representatives of such person, by reason of such person being or having been a director or officer of the Company, is or may be liable, and the Company must, after the final disposition of such legal proceeding or investigative action, pay the expenses actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the BCBCA.
A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Registrant in Canada pursuant to the indemnity provisions under the Registrant’s articles and the BCBCA.
* * *
Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.
The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

EXHIBIT INDEX
Exhibit	Description
4.1	Management information circular of the Company dated April 29, 2022 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on June 6, 2022).
4.2
Annual information form of the Company dated March 17, 2022 in respect of the fiscal year ended December 31, 2021(incorporated by reference to Exhibit 99.1 to the Company’s Form 40-F filed on March 18, 2022).

4.3
Audited consolidated financial statements of the Company and the notes thereto as at and for the fiscal years ended December 31, 2021 and 2020, together with the auditors’ report thereon (incorporated by reference to Exhibit 99.2 to the Company’s Form 40-F filed on March 18, 2022).

4.4	Management’s discussion and analysis of the Company for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.3 to the Company’s Form 40-F filed on March 18, 2022).
4.5
Unaudited condensed interim consolidated financial statements of the Company and the notes thereto as at and for the three months ended March 31, 2022 and 2021 (incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K filed on May 12, 2022).

4.6	Management’s discussion and analysis of the Company for the three months ended March 31, 2022 (incorporated by reference to Exhibit 99.3 to the Company’s Form 6-K filed on May 12, 2022).
4.7	Material change report of the Company dated January 31, 2022 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on February 2, 2022).
4.8	Material change report of the Company dated February 21, 2022 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on February 22, 2022).
5.1	Consent of Raymond Chabot Grant Thornton LLP.
6.1	Power of Attorney (included on the signature page of this Registration Statement).
107	Filing Fee Table.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking.
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process.
(a)
Concurrently with the filing of this Registration Statement, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on August 5, 2022.
HUT 8 MINING CORP.
By:
/s/ Jaime Leverton

Name: Jaime Leverton
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jaime Leverton and Shane Downey, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated:
Signature	Title	Date
/s/ Jaime Leverton Jaime Leverton	Chief Executive Officer (Principal Executive Officer) and Director	August 5, 2022
/s/ Shane Downey Shane Downey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2022
/s/ K. Alexia Hefti K. Alexia Hefti	Director	August 5, 2022
/s/ Rick Rickertsen Rick Rickertsen	Director	August 5, 2022
/s/ Bill Tai Bill Tai	Director	August 5, 2022
/s/ Joseph Flinn Joseph Flinn	Director	August 5, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on August 5, 2022.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title: Managing Director